MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 1, 2008

Notice is hereby given that the Annual Meeting of Shareholders (Annual Meeting) of Monmouth Real Estate Investment Corporation (the Company) will be held Thursday, May 1, 2008, at 4:00 p.m. at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, for the following purposes:

1.

To elect four Directors, the names of whom are set forth in the accompanying Proxy Statement, each to hold office until the Monmouth REIT annual meeting of stockholders in 2011 and until his or her successor is duly elected and qualifies;

2.

To consider and vote on a proposal to approve the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008; and

3.

To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The books containing the minutes of the last Annual Meeting of Shareholders, and the minutes of all meetings of the Directors since the last Annual Meeting of Shareholders, will be presented at the Annual Meeting for the inspection of the shareholders.  Only shareholders of record at the close of business on March 14, 2008 will be entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.

IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

EUGENE W. LANDY

   PRESIDENT AND DIRECTOR

April 1, 2008

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

__________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 1, 2008

__________

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monmouth Real Estate Investment Corporation (the Company) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 1, 2008, and at any adjournments or postponements thereof, for the purposes listed in the preceding Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying Proxy card are being distributed on or about April 1, 2008 to shareholders of record on March 14, 2008.

A copy of the Annual Report, including financial statements, was mailed to all shareholders of record on or about February 15, 2008.

Any shareholder giving the accompanying proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person.  Shares represented by properly executed proxies will be voted as specified thereon by the shareholder.  Unless the shareholder specifies otherwise, such proxies will be voted FOR the proposals set forth in the Notice of Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement and form of proxy, and the cost of soliciting the proxies related to the Annual Meeting will be borne by the Company.  The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

VOTING RIGHTS

Only holders of the Company’s $.01 par value common stock (Common Stock) of record as of the close of business on March 14, 2008, are entitled to vote at the Annual Meeting.  As of the record date, there were issued and outstanding 23,954,696 shares of Common Stock, each share being entitled to one vote on any matter which may properly come before the Annual Meeting.  Said voting right is non-cumulative.  The holders of a majority of the outstanding shares of Common Stock shall constitute a quorum.  An affirmative vote of a majority of the votes cast by the holders of the Common Stock is required for approval of Proposals 1 and 2.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors. Class II directors are scheduled to be elected at the annual meeting to serve until the Company’s annual meeting of shareholders in 2011 and until their successors are duly elected and qualify. The four nominees for election as Class II directors are set forth below. In the event any nominee is unable to serve or will not serve as a director before the annual meeting, the proxy holders will vote all proxies received by them for any nominee designated by the Company’s Board of Directors. In the event that additional persons are nominated for election as Class II directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominee. As of the date of this proxy statement, Monmouth REIT’s Board of Directors is not aware of any other individual who may properly be nominated for election as Class II directors at the annual meeting or of any nominee who is unable or unwilling to serve as director. The nominees listed below are currently each serving as a director of the Company.

The proxies solicited cannot be voted for a greater number of persons than the nominees named.

Stephen B. Wolgin, a nominee for director, is also a director of UMH Properties, Inc., a publicly-owned affiliate of the Company.  In addition, the Officers and Directors of the Company may engage in real estate transactions for their own account, which transactions may also be suitable for the Company.  In most respects, the activities of the Company and UMH Properties, Inc. are not in conflict, but rather complement each other.  However, the activities of the Officers and Directors of the Company on behalf of the other companies, or for their own account, may on occasion conflict with those of the Company and deprive the Company of favorable opportunities.  It is the opinion of the Officers and Directors of the Company that there have been no conflicting transactions since the beginning of the last fiscal year.

The following table sets forth information regarding the Directors standing for election and Directors whose terms continue beyond the Annual Meeting:

CLASS II DIRECTORS STANDING FOR ELECTION

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since
Matthew I. Hirsch	48	Independent Director. Attorney at Law (1985 to present); Adjunct Professor of Law (1993 to present), Widener University School of Law.	2000
Joshua Kahr	34	Independent Director. Principal of Kahr Real Estate Services (2002 to present), a real estate advisory firm based in New York City. Senior Director, GVA Williams (2000 to 2002).	2007
Cynthia J. Morgenstern	38	Executive Vice President (2001 to present) and Director (2002 to present). Vice President (1996 to 2001) Summit Bank, Commercial Real Estate Division.	2002
Stephen B. Wolgin	54	Independent Director. Managing Director of U.S. Real Estate Advisors, Inc. (2000 to present), a real estate advisory services group based in New York; Principal of the Wolgin Group (2000-2003); prior affiliations with J.P. Morgan, Odyssey Associates, The Prudential Realty Group, Standard & Poor’s Corporation, and Grubb and Ellis.	2003

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2009

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since
Catherine B. Elflein	47	Independent Director. Certified Public Accountant. Director of Treasury and Risk Management (2006 to present) at Celgene Corporation; Controller of Captive Insurance Companies (2004 to 2006) and Director-Treasury Operations (1998 to 2004) at Celanese Corporation.	2007
Eugene W. Landy	74	President and Chief Executive Officer (1968 to present) and Director. Attorney at Law. Chairman of the Board (1995 to present), President (1969 to 1995) of UMH Properties, Inc., an affiliated company.	1968
Michael P. Landy	46	Executive Vice President-Investments and Director. Vice President-Investments (2001 to present) of UMH Properties, Inc., an affiliated company. President (1998 to 2001) of Siam Records, LLC.	2007
Samuel A. Landy	45	Director. Attorney at Law (1985 to present); President (1995 to present), Vice President (1991 to 1995) and Director (1992 to present) of UMH Properties, Inc., an affiliate of the Company.	1989

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2010

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since
Anna T. Chew	49	Chief Financial Officer (1991 to present) and Director. Certified Public Accountant. Vice President (1995 to present) and Director (1994 to present) of UMH Properties, Inc., an affiliated company.	2007
Daniel D. Cronheim	53	Director. Attorney at Law (1982 to present); Executive Vice President (1989 to present) and General Counsel (1983 to present) of David Cronheim Company; President (1997 to present) of David Cronheim Mortgage Company; President (2000 to present) of Cronheim Management Services, Inc.; and Director (2000 to present) of Hilltop Community Bank.	1989
Neal Herstik	49	Independent Director. Attorney at Law, Gross, Truss & Herstik, PC (1997 to present). Co-founder and former President, Manalapan-Englishtown Education Foundation, Inc., a non-profit corporation (1995 to 2001).	2004
Scott L. Robinson	37	Independent Director. Vice President Citi Markets and Banking (2007 to present) at Citigroup. Senior REIT and CMBS analyst of Standard & Poor’s, (1998 to present); Adjunct Professor at New York University, The Real Estate Institute (2003 to present).	2005
Eugene Rothenberg	75	Independent Director. Investor. Retired physician. Director (1977 to present) of UMH Properties, Inc., an affiliated company.	2007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE FOUR PERSONS STANDING FOR ELECTION NAMED ABOVE

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last fiscal year.  No Director attended fewer than 75% of the meetings.

The Company has a standing Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent auditor, approving the audit fees, and discussing the independent auditors independence.  It also overseeing the internal audit function, legal and regulatory compliance and adherence to the Code of Business Conduct and Ethics, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters.  In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements. The Audit Committee had four meetings during the fiscal year, including an executive session with the independent auditors, in which management did not attend.

The current members of the Company’s Audit Committee are Scott Robinson, Catherine B. Elflein, Matthew I. Hirsch, and Stephen B. Wolgin (Chairman).  The Board has determined that the members of the Audit Committee are independent as defined by the rules of the SEC and the listing standards of the NASDAQ Stock Market, and that each of them is able to read and understand fundamental financial statements.  The Board has also determined that Stephen B. Wolgin and Catherine B. Elflein are “audit committee financial experts” within the meaning of the rules of the SEC and are “financially sophisticated” within the meaning of the rules of the NASDAQ Stock Market.

Compensation Committee

The Compensation Committee (1) evaluates the President’s performance in light of the Company’s goals and objectives and determines the President’s and executive officers’ compensation, which includes base salary and bonus; and (2) administers the Company’s 2007 Stock Option Plan.  The Compensation Committee had one meeting during the last fiscal year.  The current members of the Compensation Committee are Matthew I. Hirsch and Stephen B. Wolgin.  The Board has determined that the members of the Compensation Committee are independent as defined by the rules of the SEC and the listing standards of the NASDAQ Stock Market.

Nominating Committee

The Nominating Committee identifies, considers and recommends candidates to serve as members of the Board and makes recommendations regarding the structure and composition of the Board of Directors and Committees.  The Nominating Committee had one meeting during the last fiscal year.  The current members of the Nominating Committee are Neal Herstik, Matthew I. Hirsch, and Stephen B. Wolgin. The Board of Directors has determined that each member of the Nominating Committee is an independent Director as defined by the rules of the SEC and the listing standards of the NASDAQ Stock Market.  Our Nominating Committee does not operate under a written charter.

The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. The Nominating Committee will consider director candidates recommended by the Company's shareholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing, received by the Secretary of the Corporation at least 45 days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders, or, if the Company did not have an annual meeting of shareholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of common stock of the Company which are beneficially owned by each such nominee.

In connection with the formation of the Nominating Committee, the Company's Board of Directors established certain minimum qualifications for board members, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating Committee may consider a variety of other qualities and skills, including (i) the ability to exercise independent decision-making, (ii) the absence of conflicts of interest and, (iii) the ability to work effectively with other directors in collectively serving the long-term interests of all shareholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and the Company's articles of incorporation and bylaws.

The Nominating Committee has established a process for identifying and evaluating nominees for director. The Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating Committee by the Committee Chairman. The Nominating Committee will then prioritize the candidates and determine if the Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the Nominating Committee and the President will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Nominating Committee for final evaluation. The Nominating Committee will meet to consider such recommendations and to approve the final candidate. The Nominating Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

Independent Director Meeting

The Company’s independent directors, as defined under the listing standards of the NASDAQ stock market, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually, and at such times as may be deemed appropriate by the Company’s independent directors.  Any independent director may call an executive session of independent directors at any time.

Shareholder Communications

The Company has established procedures for shareholders to communicate with the Board of Directors on a confidential basis.   Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 3499 Route 9 North, Suite 3-C, Freehold, NJ  07728.  The mailing envelope must contain a clear notation indicating that the enclosed mailing is a “Stockholder-Board Communication” or “Stockholder-Director Communication”.  All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all of the members of the Board or just certain specified individual directors.  The Secretary will make copies of all such letters and circulate them to the directors addressed.  If a stockholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is “Confidential”.  The Secretary will then forward such communication, unopened, to the intended recipient.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officers and principal financial officer.  This code is posted on our website at http:www.mreic.com.  During 2007 no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

PROPOSAL 2

APPROVAL OF INDEPENDENT AUDITORS

The audit committee of the Company’s Board of Directors, under authority granted by the Board of Directors, has appointed Reznick Group, P.C., as the Company’s independent registered public accounting firm, to audit the accounts of the Company for the fiscal year ending September 30, 2008. There are no affiliations between the Company and Reznick Group, P.C., its partners, associates or employees, other than its employment as the Company’s independent registered public accounting firm. Reznick Group, P.C. informed the Company that it has no direct or indirect financial interest in the Company. The Company expects a representative of Reznick Group, P.C. to be present at the annual meeting of shareholders either to make a statement or to respond to appropriate questions.

At the Company’s annual meeting of shareholders, the Company’s common shareholders will be asked to consider and vote on a proposal to approve the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008. The Company’s charter and bylaws do not require that its shareholders ratify the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm. The Company is asking its common shareholders to ratify this appointment as a matter of good corporate practice. If the Company’s common shareholders do not ratify the appointment of Reznick Group, P.C., the Company’s audit committee will reconsider whether or not to retain Reznick Group, P.C. as the Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of Reznick Group, P.C. is ratified by the Company’s common shareholders, the audit committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s Common Stock (Shares) as of March 14, 2008 by:

•

each person known by the Company to beneficially own more than five percent of the Company’s outstanding Shares;

•

the Company’s directors;

•

the Company’s executive officers; and

•

all of the Company’s executive officers and directors as a group.

Unless otherwise indicated, the person or persons named below have sole voting and investment power and that person’s address is c/o Monmouth Real Estate Investment Corporation, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728.  In determining the number and percentage of shares beneficially owned by each person, Shares that may be acquired by that person under options exercisable within sixty (60) days of March 14, 2008 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding shares for that person and are not deemed outstanding for that purpose for all other shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Outstanding(2)
UMH Properties, Inc.	2,032,956(3)	8.49%
Oakland Financial Corporation 34200 Mound Road Sterling Heights, Michigan 48310	1,834,371(4)	7.66%
Anna T. Chew	277,454(5)	1.15%
Daniel D. Cronheim	76,295(6)	*
Catherine B. Elflein	1,850	*
Neal Herstik	7,527(7)	*
Matthew I. Hirsch	53,742(8)	*
Joshua Kahr	982	*
Eugene W. Landy	1,459,605(9)	6.00%
Samuel A. Landy	374,918(10)	1.56%
Michael P. Landy	206,717(11)	*
Cynthia J. Morgenstern	224,909(12)	*
Scott Robinson	7,000(13)	*
Eugene D. Rothenberg	62,578	*
Maureen E. Vecere	78,383(14)	*
Stephen B. Wolgin	17,316(15)	*
Directors and Officers as a group		11.45%

*Less than 1%.

(1)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Shares listed.

(2)

Based on the number of Shares outstanding on March 14, 2008, which was 23,954,696.

(3)

Based on Schedule 13D as of November 23, 2007, filed with the SEC by UMH Properties, Inc. which indicates that UMH has sole voting and dispositive power with respect to 2,031,685 shares.  Included in the 2,031,685 shares held, UMH owns $1,000,000 principal amount of the 2003 Debentures, representing 109,170 shares on a converted basis at $9.16 per share, and $5,000,000 of the 2005 Debentures, representing 436,681 shares on a converted basis at $11.45 per share, for a total of 545,852 shares on a converted basis.   Subsequently, on December 17, 2007, UMH filed a Form 4 stating shares held in MREIC of 2,032,956, which includes dividend reinvestment shares acquired on December 17, 2007.

(4)

Based on Schedule 13D as of March 13, 2006, filed with the SEC by Oakland Financial Corporation (“Oakland”), Liberty Bell Agency, Inc. (“Liberty Bell”), and Cherokee Insurance Company (“Cherokee”), as of March 10, 2006, Oakland owns 108,915, Liberty Bell owns 588,512, Cherokee owns 1,071,185, Erie Manufactured Home Properties, LLC, owns 38,981, and Matthew T. Moroun owns 26,778.  This filing with the SEC by Oakland indicates that Oakland shares voting and dispositive power with respect to those Shares with Liberty Bell, Cherokee, and Erie Manufactured Homes, all of which are wholly-owned subsidiaries of Oakland.  Matthew T. Moroun is the Chairman of the Board and controlling stockholder of Oakland, Liberty Bell and Cherokee.

(5)

Includes (a) 82,954 Shares owned jointly with Ms. Chew’s husband; and (b) 15,400 Shares held in Ms. Chew’s 401(k) Plan.  As a co-trustee of the UMH 401(k), Ms. Chew has shared voting power over the Shares held by the UMH 401(k).  She, however, disclaims beneficial ownership of all of the Shares held by the UMH 401(k), except for the 15,400 Shares held by the UMH 401(k) for her benefit.  Includes 179,100 Shares issuable upon exercise of a Stock Option.  Excludes 50,000 Shares issuable upon exercise of a stock option, which stock option is not exercisable until March 10, 2009.

(6)

Includes 15,000 Shares issuable upon exercise of a Stock Option.

(7)

Includes 5,000 Shares issuable upon the exercise of a Stock Option.

(8)

Includes 42,742 Shares owned jointly with Mr. Hirsch’s wife and 11,000 Shares issuable upon exercise of a Stock Option.

(9)

Includes (a) 111,035 Shares owned by Mr. Landy’s wife; (b) 216,993 Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a trustee and has shared voting and dispositive power; (c) 168,091 Shares held in the Landy & Landy Employees’ Pension Plan over which Mr. Landy has shared voting and dispositive power; (d) 13,048 Shares held in Landy Investments Ltd., over which Mr. Landy has shared voting and dispositive power; and (e) 86,200 Shares held in the Eugene W. and Gloria Landy Family Foundation, a charitable trust, over which Mr. Landy has shared voting and dispositive power.  Includes 390,500 Shares issuable upon the exercise of stock options.    Excludes 65,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until December 12, 2008.

(10)

Includes (a) 20,073 Shares owned by Mr. Landy’s wife; (b) 113,657 Shares held in custodial accounts for Mr. Landy’s minor children under the New Jersey Uniform Transfers to

Minors Act with respect to which he disclaims any beneficial interest but he has sole dispositive and voting power; (c) 25,049 Shares in the Samuel Landy Family Limited Partnership; and (d) 38,338 Shares held in the UMH 401(k) Plan.  As a co-trustee of the UMH 401(k), Mr. Landy has shared voting power over the Shares held by the UMH 401(k).  He, however, disclaims beneficial ownership of all of the Shares held by the UMH 401(k), except for the 38,338 Shares held by the UMH 401(k) for his benefit.  Includes 15,000 Shares issuable upon the exercise of stock options.

(11)

Includes 2,670 Shares held in Mr. Landy’s 401(k) Plan over which he has sole dispositive power.  Includes (a) 10,950 Shares owned by Mr. Landy’s wife; and (b) 82,830 Shares held in custodial accounts for Mr. Landy’s minor children under the New Jersey Uniform Transfer to Minors Act in which he disclaims any beneficial interest but has power to vote.  Includes 69,650 Shares issuable upon the exercise of a stock option.  Excludes 25,000 Shares issuable upon exercise of a stock option, which stock option is not exercisable until March 10, 2009.

(12)

Includes 1,755 Shares held in Ms. Morgenstern’s 401(k) plan over which she has sole dispositive power.  Includes 163,100 Shares issuable upon the exercise of a stock option.   Excludes 50,000 Shares issuable upon exercise of a stock option, which stock option is not exercisable until March 10, 2009.

(13)

Includes 5,000 Shares issuable upon the exercise of a stock option.

(14)

Includes 178 Shares held in Ms. Vecere’s 401(k) Plan over which she has sole dispositive power.  Includes 78,100 Shares issuable upon the exercise of a stock option.  Excludes 25,000 Shares issuable upon exercise of a stock option, which stock option is not exercisable until March 10, 2009.

(15)

Includes 1,037 Shares owned by Mr. Wolgin’s wife.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the Committee) of the Board has been appointed to discharge the Board's responsibilities relating to the compensation of the Company's executive officers. The Committee has the overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Committee's primary objectives include serving as an independent and objective party to review such compensation plans, policies and programs.

Throughout this report, the individuals who served as the Company’s president and chief executive officer and executive vice president during fiscal 2007, as well as the other individuals included in the Summary Compensation Table presented below in Item 11 of this report, are sometimes referred to in this report as the named executive officers.

Compensation Philosophy and Objectives

The Compensation Committee believes that a well-designed compensation program should align the goals of the shareholders with the goals of the chief executive officer, and that a significant part of the executive's compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the performance of the Company, and compensation levels should also reflect the executive's individual performance in an effort to encourage increased individual contributions to the Company's performance. The compensation philosophy, as reflected in the Company's employment agreements with its executives, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

• establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts, or REITs;

• linking a portion of executives' compensation to the achievement of the Company's business plan by using measurements of the Company's operating results and shareholder return; and

• building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

The Compensation Committee believes that each of the above factors is important when determining compensation levels for named executive officers. The Committee reviews and approves the employment contracts for the president and chief executive officer and executive vice presidents, including performance goals and objectives.  The Committee annually evaluates performance of the executive officers in light of those goals and objectives. The Committee considers the Company's performance, relative shareholder return, the total compensation provided to comparable officers at similarly-situated companies, and compensation given to named executive officers in prior years. To that end, the Committee believes executive compensation packages provided by the Company to its executive officers should include both base salaries and annual bonus awards that reward corporate and individual performance, as well as give incentives to those executives who meet or exceed established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Company's named executive officers. The president and executive vice president annually review the performance of the controller and then present their conclusions and recommendations to the Committee with respect to base salary adjustments and annual cash bonus and stock option awards. The Committee exercises its own discretion in modifying any recommended adjustments or awards, but does consider the recommendations from the president and executive vice president.

Role of Grants of Stock Options in Compensation Analysis

The Committee views the grant of stock options as a form of long-term compensation.  The Committee believes that the grant of these options promotes the Company's goal of retaining key employees, and aligns the key employee's interests with those of the Company's shareholders from a long-term perspective.

Role of Employment Agreements in Determining Executive Compensation

Each of the Company's currently employed named executive officers is a party to an employment agreement.  These agreements provide for base salaries, bonuses and customary fringe benefits.

Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Company's long-term success, the Committee has determined that the base salaries of named executive officers should approximate those of executives of other equity REITs that compete with the Company for employees, investors and business, while also taking into account the named executive officers' performance and tenure and the Company's performance relative to its peer companies within the REIT sector.

Bonuses

In addition to the provisions for base salaries under the terms of our employment agreements, the president is entitled to receive annual cash bonuses for each calendar year during the term of the agreement, based on the achievement of certain performance goals set by the Committee.

In addition to its determination of the executive's individual performance levels for 2007, the Committee also compared the executive's total compensation for 2007 to that of similarly-situated personnel in the REIT industry.

Stock Options

The employment agreements also provide that certain executives are eligible for grants of stock options.

Perquisites and Other Personal Benefits

The Company's employment agreements provide the named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers.

The named executive officers are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executives, spouse and dependents in all Company sponsored employee benefits plans, including 401(k) plan, group health, accident, and life insurance, on terms no less favorable than applicable to any other executive; use of an automobile; and, supplemental long-term disability insurance, at the Company's cost, as agreed to by the Company and the executive.  Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended

September 30, 2007, are included in “All Other Compensation” of the Summary Compensation Table provided below under Item 11 of this report.

In addition, the named executive officers’ employment agreements each contain provisions relating to change in control events and severance upon termination for events other than without cause or good reason (as defined under the terms of the employment agreements). These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding these provisions is included in “Employment Contracts” provided below in Item 11 of this report.

Evaluation

Mr. Eugene Landy is under an employment agreement with the Company.  His base compensation under his amended contract was increased in 2004 to $175,000 per year. Subsequent to the merger with Monmouth Capital in July 2007, his annual salary was increased to $225,000 (The Summary Compensation Table for Mr. Eugene Landy shows a salary of $183,333, $30,000 in bonuses and $63,273 in director’s fees and fringe benefits).

The Committee also reviewed the progress made by Ms. Cynthia J. Morgenstern, Executive Vice President.  Ms. Morgenstern is under an employment agreement with the Company.  Her base compensation under this contract is $208,550 for 2007.  Ms. Morgenstern received bonuses totaling $16,423 and $39,444 in director’s fees and fringe benefits.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this report.

Compensation Committee:

Stephen B. Wolgin

Matthew I. Hirsch

Summary Compensation Table

The following Summary Compensation Table shows compensation paid or accrued by the Company for services rendered during 2007, 2006, and 2005 to the named executive officers.  There were no other executive officers whose aggregate compensation allocated to the Company exceeded $100,000.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eugene W. Landy	2007	$183,333	$30,000	$-0-	$44,273 (1)	$19,000 (2)	$276,606
President and CEO	2006	175,000	7,500	31,850	44,697 (1)	16,000 (2)	275,047
	2005	175,000	7,000	37,050	45,090 (1)	33,500 (2)	297,640

Anna T, Chew (3)	2007	$37,000	$-0-	$-0-	$-0-	$-0-	$37,000
Chief Financial	2006	29,267	-0-	23,000	-0-	-0-	52,267
Officer	2005	27,874	-0-	28,500	-0-	-0-	56,374

Cynthia J. Morgenstern	2007	$208,550	$16,423	$-0-	$-0-	$39,444 (4)	$264,417
Executive Vice	2006	189,500	15,038	23,000	-0-	34,756 (4)	262,294
President	2005	172,000	13,807	28,500	-0-	33,876 (4)	248,183

Michael P. Landy	2007	$165,000	$13,038	$-0-	$-0-	$7,535 (5)	$185,573
Executive Vice Pres -	2006	150,000	9,962	11,500	-0-	3,535 (5)	174,997
Investments	2005	110,000	9,192	14,250	-0-	3,276 (5)	136,718

Maureen E. Vecere	2007	$118,250	$9,770	$-0-	$-0-	$2,400 (6)	$130,420
Controller and	2006	107,500	9,192	11,500	-0-	2,399 (6)	130,591
Treasurer	2005	100,000	8,423	14,250	-0-	2,671 (6)	125,344

Notes:

(1)

Amount is accrual for pension and other benefits of $44,273, $44,697 and $45,090 for 2007, 2006 and 2005, respectively, in accordance with Mr. Landy’s employment contract.

(2)

Represents Director’s fees of $19,000, $16,000 and $16,000 for 2007, 2006 and 2005, respectively, paid to Mr. Landy; and legal fees paid to the firm of Eugene W. Landy of $-0-, $-0- and $17,500 for 2007, 2006 and 2005, respectively.

(3)

Ms. Anna Chew, the Company’s Chief Financial Officer, is an employee of and is paid by UMH Properties, Inc, an affiliated REIT.  Approximately $37,000 of her compensation cost is allocated by UMH and reimbursed by the Company, pursuant to a cost sharing agreement between the Company and UMH.  Please see UMH annual report on Form 10-K for details of Ms. Chew employment agreement and compensation arrangement.

(4)

Represents Director’s fees of $19,000, $16,000, and $16,000 in 2007, 2006, and 2005, respectively and fringe benefits and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(5)

Represents Director’s fees of $4,000 in 2007 and fringe benefits and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.  Approximately 33% of this employee’s compensation cost is allocated to and reimbursed by UMH, pursuant to a cost sharing agreement between the Company and UMH.

(6)

Represents discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

Stock Option Plan

No stock options were granted or exercised during fiscal 2007.  Due to the merger with Monmouth Capital, options to purchase 214,000 shares of Monmouth Capital became exercisable in accordance with their existing terms for 140,170 shares of the Company stock at exercise prices adjusted for the stock conversion ratio.   To the extent that an option to purchase Monmouth Capital common stock was not yet vested at the effective time of the merger, the option remained subject to the same terms and conditions of vesting as in effect immediately before the merger.  The table below includes the named executive officers’ converted Monmouth Capital options.

The following table sets forth for the executive officers named in the Summary Compensation Table, information regarding stock options outstanding at September 30, 2007:

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option exercise price ($)	Option expiration date

Eugene W. Landy	-0-	16,375	8.05	1/22/15
	65,000	-0-	8.15	8/02/14
	16,375	-0-	8.70	9/21/13
	65,000	-0-	8.28	8/10/13
	65,000	-0-	7.89	8/3/12
	65,000	-0-	6.90	1/22/11
	65,000	-0-	7.13	6/21/10
	32,750	-0-	5.04	10/04/09

Anna T. Chew	-0-	6,550	8.05	1/22/15
	50,000	-0-	8.04	9/12/14
	6,550	-0-	8.70	9/21/13
	50,000	-0-	8.28	8/10/13
	50,000	-0-	7.41	5/20/12
	30,000	-0-	7.13	6/21/10

Cynthia J. Morgenstern	-0-	6,550	8.05	1/22/15
	50,000	-0-	8.04	9/12/14
	6,550	-0-	8.70	9/21/13
	50,000	-0-	8.28	8/10/13
	50,000	-0-	7.41	5/20/12

Michael P. Landy	-0-	9,825	8.05	1/22/15
	25,000	-0-	8.04	9/12/14
	9,825	-0-	8.70	9/21/13
	25,000	-0-	8.28	8/10/13

Maureen E. Vecere	-0-	6,550	8.05	1/22/15
	25,000	-0-	8.04	9/12/14
	6,550	-0-	8.70	9/21/13
	25,000	-0-	8.28	8/10/13
	15,000	-0-	7.41	5/20/12

(1)  These options become exercisable on January 22, 2008.  All options are exercisable one year from date of grant.

Employment Agreements

Effective January 1, 2004, Eugene W. Landy entered into an amended employment agreement with the Company that will expire on December 31, 2009. Mr. Eugene Landy’s amended employment agreement provides for annual base compensation of $175,000 and a pension payment of $50,000 per year, payable each year through December 31, 2013, which will increase to $55,000 per year if the Company completes a transaction that results in a 100% increase in the Company’s market capitalization. Prior to the merger with Monmouth Capital, Mr. Eugene Landy was paid $50,000 for acting as the president of Monmouth Capital.  This additional salary amount was assumed by the Company upon consummation of the merger and its continuation was approved by the board of directors.   Pursuant to the amended employment agreement, Mr. Eugene Landy will receive, each year, an option to purchase 65,000 shares of the Company common stock and may receive bonuses in amounts determined by the Company’s board of directors, based upon progress towards achieving certain target levels of growth in market capitalization, funds from operations and dividends per share. The amended employment agreement provides that Mr. Eugene Landy is entitled to five weeks paid vacation and to participate in the Company’s employee benefits plans at any time he is entitled to receive pension benefits. The amended employment agreement also provides for aggregate severance payments of $500,000, payable to Mr. Eugene Landy upon the termination of his employment for any reason, in increments of $100,000 per year for five years, disability payments, payable to Mr. Eugene Landy in the event of his disability (as defined in the amended employment agreement) for a period of three years, equal to Mr. Eugene Landy’s salary and a death benefit of $500,000 payable to Mr. Eugene Landy’s designated beneficiary. Upon the termination of Mr. Eugene Landy’s employment following or as a result of certain types of transactions that lead to a significant increase in the Company’s market capitalization, the amended employment agreement provides that Mr. Eugene Landy will receive a grant of 35,000 to 65,000 shares of the Company common stock, depending on the amount of the increase in the Company’s market capitalization, all of his outstanding options to purchase shares of the Company common stock will become immediately vested and he will be entitled to continue to receive benefits under the Company’s health, dental, insurance and similar plans for one year. The merger does not trigger any of these provisions of the amended employment agreement, although the growth in market capitalization of the Company that would occur upon closing of the merger is one of many factors that the Company’s board of directors may consider in determining the amount of Mr. Eugene Landy’s bonus, if any. The amended employment agreement is terminable by the Company’s board of directors at any time by reason of Mr. Eugene Landy’s death or disability or for cause, which is defined in the amended employment agreement as a termination of the agreement if the Company’s board of directors determines in good faith that Mr. Eugene Landy failed to substantially perform his duties to the Company (other than due to his death or disability), or has engaged in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise. Upon termination of the amended employment agreement, Mr. Eugene Landy will remain entitled to the disability, severance, death and pension benefits provided for in the amended employment agreement.

Effective January 1, 2007, the Company and Cynthia J. Morgenstern entered into an employment agreement that will expire on December 31, 2009.  Under this employment agreement, Ms. Morgenstern is entitled to receive a base salary of $208,550 for the year ending December 31, 2007, and is entitled to increases of 7.5% for the years ending December 31, 2008 and 2009, plus bonuses, if any, in amounts determined by the Company’s board of directors or president.  Pursuant to this employment agreement, the Company’s president must request annually that the Company’s stock option committee grant Ms. Morgenstern an option to purchase 50,000 shares of the Company’s Common Stock, although the employment agreement does not require that the stock option committee grant any options.  Ms. Morgenstern’s employment agreement provides for four weeks paid vacation, the use of an automobile, reimbursement of her reasonable and necessary business expenses and that Ms. Morgenstern is entitled to participate in the Company’s employee benefit plans.  Ms. Morgenstern’s employment agreement also requires the Company to reimburse Ms. Morgenstern for the cost of a disability insurance policy such that, in the event of Ms. Morgenstern’s disability for a period of more than 90 days, Ms. Morgenstern will receive benefits equal to her then-current salary.  In the event of a merger, sale or change of control of the Company, which is defined in Ms. Morgenstern’s employment agreement as a change in voting control of the Company or change in control of 25% or more of the Company’s board of directors by other than its existing directors and excludes transactions between the Company and UMH, Ms. Morgenstern will have the right to terminate the employment agreement or extend the employment agreement for three years from the date of the change in control.  If there is a termination of employment for any reason, the employee shall be entitled to receive one year’s compensation at the date of termination.  The compensation is to be at the greater of current compensation at the date of merger or change in control.

Effective January 1, 2006, Monmouth Capital and Michael P. Landy entered into a three-year employment agreement, under which the employee receives an annual base salary of $150,000 for 2006 with increases of 10% for 2007 and 2008, plus bonuses and customary fringe benefits.  The employee will also receive four weeks vacation.  Mr. M. Landy’s employment agreement also requires the Company to reimburse him for the cost of a disability insurance policy such that, in the event of his disability for a period of more than 90 days, the employee will receive benefits equal to his then-current salary.  In the event of a merger, sale or change of control of the Company, which is defined in Mr. M. Landy’s employment agreement as a change in voting control of the Company or change in control of 25% or more of the Company’s board of directors by other than its existing directors and excludes transactions between the Company and UMH, the employee will have the right to terminate the employment agreement or extend the employment agreement for one year from the date of the change in control.  If there is a termination of employment for any reason, the employee shall be entitled to receive one year’s compensation at the date of termination.  The compensation is to be at the greater of current compensation at the date of merger or change in control.   Approximately 33% of Mr. M. Landy’s compensation is allocated to and reimbursed by UMH pursuant to a cost sharing agreement between the Company and UMH.

Effective January 1, 2006, the Company and Maureen E. Vecere entered into a three-year employment agreement, under which Ms. Vecere receives an annual base salary of $107,500 for 2006 with increases of 10% for 2007 and 2008, plus bonuses and customary fringe benefits.  The employee also receives four weeks vacation.  Ms. Vecere’s employment agreement also requires the Company to reimburse Ms. Vecere for the cost of a disability insurance policy such that, in the event of Ms. Vecere’s disability for a period of more than 90 days, Ms. Vecere will receive benefits equal to her then-current salary.  In the event of a merger, sale or change of control of the Company, which is defined in Ms. Vecere’s employment agreement as a change in voting control of the Company or change in control of 25% or more of the Company’s board of directors by other than its existing directors and excludes transactions between the Company and UMH, Ms. Vecere will have the right to terminate the employment agreement or extend the employment agreement for one year from the date of the change in control.  If there is a termination of employment for any reason, the employee shall be entitled to receive one year’s compensation at the date of termination.  The compensation is to be at the greater of current compensation at the date of merger or change in control.

Director Compensation

The Directors receive a fee of $1,500 for each Board Meeting attended, and an additional fixed annual fee of $10,000 payable quarterly.  Directors appointed to board committees receive $150 for each meeting attended.  Those specific committees are Nominating Committee, Compensation Committee, Audit Committee and Stock Option Committee.  The table below sets forth a summary of director compensation for the fiscal year ended September 30, 2007.

Director	Annual Board Cash Retainer ($)	Meeting Fees ($)	Committee Fees ($)	Option Awards ($)	Total ($)
Ernest Bencivenga (1)	$10,000	$9,000	$-0-	$-0-	$19,000
Anna T. Chew (2)	10,000	9,000	-0-	-0-	19,000
Daniel D. Cronheim	10,000	9,000	-0-	-0-	19,000
Neal Herstik	10,000	9,000	-0-	-0-	19,000
Matthew I. Hirsch (3)(4)(5)	10,000	9,000	7,700	-0-	26,700
Charles Kaempffer (1)	10,000	9,000	600	-0-	19,600
Joshua Kahr (2)	2,500	1,500	-0-	-0-	4,000
Eugene W. Landy	10,000	9,000	-0-	-0-	19,000
Michael P. Landy (2)	2,500	1,500	-0-	-0-	4,000
Samuel A. Landy	10,000	9,000	-0-	-0-	19,000
Cynthia J. Morgenstern	10,000	9,000	-0-	-0-	19,000
Scott L. Robinson	10,000	9,000	6,500	-0-	25,500
Eugene Rothenberg (2)	2,500	1,500	-0-	-0-	4,000
Robert Sampson (1)(2)	-0-	800	-0-	-0-	800
Peter J. Weidhorn (3)(5)	10,000	9,000	9,750	-0-	28,750
Stephen B. Wolgin (3)(4)(5)(6)	10,000	9,000	1,500	-0-	20,500
Total	$127,500	$113,300	$26,050	$-0-	$266,850

(1)

Emeritus directors are retired directors who are not entitled to vote on board resolutions however they receive directors’ fees for participation in the board meetings.

(2)

These directors were former Monmouth Capital board members who were appointed to the Company’s board of directors upon consummation of the merger.

(3)

Mr. Weidhorn, Mr. Hirsch and Mr. Wolgin were members of the audit committee and the nominating committee during fiscal 2007.  The Board had determined that Mr. Weidhorn was considered an “audit committee financial expert” within the meaning of the rules of the SEC and was “financially sophisticated” within the meaning of the listing requirements of the NASDAQ Global Select Market.  The audit committee for 2008 consists of Mr. Hirsch, Mr. Wolgin, Mr. Robinson and Ms. Elflein. The board had determined that Mr. Wolgin and Ms. Elflein are considered “audit committee financial experts” within the meaning of the rules of the SEC and are “financially sophisticated” within the meaning of the listing requirements of the NASDAQ Global Select Market

(4)

Mr. Hirsch and Mr. Wolgin are members of the compensation committee.

(5)

Mr. Weidhorn (Chairman), Mr. Hirsch, and Mr. Robinson were appointed to the Special Committee to consider and recommend the merger terms with Monmouth Capital.  The retainer for the committee was $5,000 plus $2,500 for the Chairman.  The meeting fees were $500 per meeting.

(6)

Mr. Weidhorn resigned from the board effective September 24, 2007.  Mr. Weidhorn was replaced by Catherine B. Elflein, who was appointed to the board effective October 9, 2007.

Other Information

Except as provided in the specific agreements described above, the Company has no pension or other post-retirement plans in effect for officers, directors or employees.  The Company’s employees may elect to participate in the 401(k) plan of UMH Properties, Inc.

Daniel D. Cronheim is a Director of the Company and Executive Vice President of David Cronheim Company (Cronheim).  Daniel Cronheim received $19,000, $16,000 and $16,000 for Director’s fees in 2007, 2006 and 2005, respectively.  The David Cronheim Company received $33,273, $15,419 and $54,581 in lease commissions in 2007, 2006 and 2005, respectively.  The David Cronheim Mortgage Corporation, an affiliated company, received $47,250, $-0- and $60,200 in mortgage brokerage commissions in 2007, 2006 and 2005, respectively.  CMS received $42,558 for a real estate commission on the sale of the South Brunswick, New Jersey property in 2007.

During fiscal 2007 and 2006, the Company was subject to management contracts with CMS. For the calendar year 2007, 2006, and 2005, the management fee was fixed at $380,000, $380,000 and $350,000, respectively.  CMS provides sub-agents as regional managers for the Company’s properties and compensates them out of this management fee.   The Company paid CMS $367,976, $367,976 and $334,505 in 2007, 2006 and 2005, respectively, for the management of the properties.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and no member of the compensation committee has served as an officer or employee of the Company or any of its subsidiaries at any time.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors adopted a written charter for the Audit Committee in March, 2001.  The Board of Directors amended this charter in January 2008 to state the responsibilities of the Chair of the Audit Committee.  The amended charter is presented herein at Appendix A and on our website at http: www.mreic.com.

The Company has an Audit Committee consisting of four “independent” Directors, as defined by the listing standards of the Nasdaq Stock Market.  The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended September 30, 2007.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussions with Audit Committees”, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007.

Audit Committee:

Catherine B. Elflein

Matthew I. Hirsch

Scott L. Robinson

Stephen B. Wolgin

Fees Billed by Independent Auditors

KPMG LLP (KPMG) served as the Company’s independent registered public accountants for the first two quarters of fiscal 2005.  The following are the fees billed by KPMG in connection with services rendered:

	2007	2006

Audit Fees	$-0-	$-0-
Audit Related Fees	20,000	10,000
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-
Total Fees	$20,000	$10,000

Audit related fees include charges for issuing consents in connection with the filing of the Company’s Annual Report on Form 10-K, and the filing of registration statements for the Company’s offering of preferred stock and the merger with Monmouth Capital.

Reznick Group (Reznick) served as the Company’s independent registered public accountants for the years ended September 30, 2007 and 2006.  The following are fees billed by and accrued to Reznick in connection with services rendered:

	2007	2006

Audit Fees	$165,000	$151,000
Audit Related Fees	10,000	-0-
Tax Fees	34,000	34,000
All Other Fees	-0-	-0-
Total Fees	$209,000	$185,000

Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.    This fiscal year was the second year the Company was subject to the Sarbanes – Oxley Act Section 404 concerning internal controls.

Audit related fees include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities.  Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s principal independent accountants.  The policy requires that all services provided by our independent registered public accountants to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Committee, and all have been so approved.  The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining Reznick’s independence.

COMPARATIVE STOCK PERFORMANCE

The following line graph compares the total return of the Company’s common stock for the last five fiscal years to the FTSE NAREIT Composite Index (US), published by the National Association of Real Estate Investment Trusts (NAREIT), and the S&P 500 Index for the same period.  The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices.  The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy and Michael P. Landy are the sons of Eugene W. Landy, the President and a Director of the Company.

Eugene W. Landy and Samuel A. Landy are partners in the law firm of Landy & Landy, which firm, or its predecessor firms, have been retained by the Company as legal counsel since the formation of the Company, and which firm the Company proposes to retain as legal counsel for the current fiscal year.  The Company now uses outside counsel for most of the legal services required.  The New Jersey Supreme Court has ruled that the relationship of directors also serving as outside counsel is not per se improper, but the attorney should fully discuss the issue of conflict with the other directors and disclose it as part of the proxy statement so that shareholders can consider the conflict issue when voting for or against the attorney/director nominee.

Daniel D. Cronheim, a Director of the Company, is the Executive Vice President and General Counsel of David Cronheim Company, the real estate advisor to the Company.

COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Officers and Directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the fiscal year, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended September 30, 2007 (as filed with the Securities and Exchange Commission), including the financial statements and schedules thereto.  All such requests should be directed to Monmouth Real Estate Investment Corporation, Attention:  Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

SHAREHOLDER PROPOSALS

In order for Shareholder Proposals for the 2009 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s 2007 Proxy Statement, they must be received by the Company at its office at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728 not later than December 5, 2008.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy

       President and Director

Dated:  April 1, 2008

Important:  Shareholders can help the Directors avoid the necessity and expense of sending follow-up letters to insure a quorum by promptly returning the enclosed proxy.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.  You are earnestly requested to sign and return the enclosed proxy in order that the necessary quorum may be represented at the meeting.  The enclosed addressed envelope requires no postage and is for your convenience.

APPENDIX A

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

AUDIT COMMITTEE CHARTER

AS AMENDED JANUARY 16, 2008

I.   AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Audit Committee's primary duties and responsibilities are to:

•

Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, tax, risk management, legal and SEC compliance.

•

Monitor the independence and performance of the Company's independent auditors.

•

Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the listing standards of the National Association of Securities Dealers (NASD) and the Securities and Exchange Commission (SEC).  The   Audit Committee shall be comprised of three directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.   All members of the Committee shall have a basic understanding  of finance  and  accounting and be able to read  and  understand fundamental financial statements, and at least one member  of the  Committee  shall  have accounting or  related  financial management expertise.

Audit Committee members shall be appointed by the Board of Directors upon recommendation by the Chairman.  If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least two times annually, or more frequently as circumstances dictate.  The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.   The Committee  should  meet  privately   in executive session at least annually with management  and  the independent  auditors  and  as a  committee  to  discuss  any matters  that  the Committee or each of these groups  believe should  be  discussed.  The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.  The Committee or its Chair should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures, as considered necessary.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1.

Review and reassess the adequacy of this Charter at least annually.   Submit the charter to  the  Board  of Directors  for approval and have the document  published at  least  every  three  years in  accordance  with  SEC regulations.

2.

Review the Company's annual audited financial statements prior to filing or distribution.  Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.

In  consultation  with management  and  the  independent auditors,   consider  the  integrity  of  the  Company's financial  reporting  processes  and  controls.  Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.  Review significant findings prepared by the independent    auditors   together   with   management's responses.

4.

Review  with  financial management and  the  independent auditors,  the  company's  quarterly  financial  results prior to the  release  of  earnings and/or the company's quarterly  financial  statements  prior   to  filing  or distribution,  as  considered  necessary.   Discuss  any significant   changes   to   the   Company's  accounting principles  and  any  items  required to be communicated by the independent auditors  in accordance  with  SAS 61 (see item 9).   The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

5.

Review with financial management and the independent auditors, the company’s compliance with Internal Revenue Code, regulations relating to REIT’s, and state and local tax laws.

Independent Auditors

6.

The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.  The Audit  Committee  shall  review  the  independence,  and performance  of  the  auditors and annually recommend to the   Board   of   Directors  the   appointment  of  the independent  auditors   or approve  any  discharge  of auditors when circumstances warrant.

7.

Approve the fees and other significant compensation to be paid to the independent auditors.

8.

On  an  annual  basis,  the  Committee should review and discuss  with  the  independent auditors all significant relationships  they  have  with  the  Company that could impair the  auditors' independence.

9.

Review the independent auditors audit plan-discuss scope, staffing,  locations,   reliance   upon  management  and general audit approach, as considered necessary.

10.

Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

11.

Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance

12.

On at least an annual basis, review with the Company's inside counsel, and if necessary, outside counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's   compliance   with    applicable   laws   and regulations, inquiries received   from regulators or governmental agencies.

Other Audit Committee Responsibilities

13.

Annually prepare a report to shareholders as required by the Securities and Exchange Commission.   The report should be included in the Company's annual   proxy statement.

14.

Perform  any  other  activities   consistent  with  this Charter,  the  Company's By-laws and   governing law, as the   Committee   or   the   Board  deems  necessary  or appropriate.

15.

Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

16.

Establish and maintain the procedures for the treatment of complaints regarding accounting, internal control, auditing, including procedures for the anonymous submission of complaints.

17.

Perform an annual self-evaluation of the audit committee.

IV.   RESPONSIBILITIES OF THE AUDIT COMMITTEE CHAIR

The Chair of the Audit Committee (“the Committee”) shall act in concert with the other members of the Committee to enable the Committee to carry out its duties as described more fully herein.  Official actions of the Committee shall be taken by vote of a majority of the Committee.  Written minutes of official actions of the Committee shall be maintained.

Specifically, the Chair of the Committee shall:

1.

Ensure that there is collaboration with the CEO and other members of management, to develop the agenda for Committee meetings, and to enable the Committee to exercise its accountabilities;

2.

Ensure that there is proper flow of information between the Committee and management;

3.

Ensure that resources and expertise are available to the Committee with respect to its review of management’s proposals;

4.

Ensure that external advisers retained or to be retained by the Committee are appropriately qualified and independent;

5.

Ensure an open and frank relationship between the Committee and the Company’s external and/or internal auditors;

6.

Chair every meeting of the Committee, encouraging free and open discussion at Committee meetings, and providing overall leadership to enhance the effectiveness of the Committee;

7.

Foster ethical and responsible decision making by the Committee and its individual members;

8.

Report to the Board of Directors on behalf of the Committee;

9.

Be available at the Corporation’s annual meeting, upon request, to answer questions on the Committee’s activities and responsibilities;

10.

Carry out other duties as requested by the Board of Directors.